Exhibit (a)(3)

NOTICE OF GUARANTEED DELIVERY

TO TENDER SHARES OF COMMON STOCK

(INCLUDING THE ASSOCIATED COMMON SHARE PURCHASE RIGHTS)

of

InFocus Corporation

to

IC Acquisition Corp.

a wholly-owned subsidiary

of

Image Holdings Corporation

a wholly-owned subsidiary

of

Radisson Investment Limited

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MAY 22, 2009, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to BNY Mellon Shareowner Services (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

BNY Mellon Shareowner Services

By Mail:	By Facsimile Transmission:	By Overnight Courier or by Hand:

BNY Mellon Shareowner Services Corporate Action Division P.O. Box 3301 South Hackensack, NJ 07606	For Eligible Institutions Only: (201) 680-4626 For Confirmation Only Telephone: (201) 680-4860	BNY Mellon Shareowner Services Corporate Action Division 480 Washington Blvd., 27th Fl. Jersey City, NJ 07310

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tender(s) to IC Acquisition Corp., an Oregon corporation and a wholly-owned subsidiary of Image Holdings Corporation, an Oregon corporation and a wholly-owned subsidiary of Radisson Investment Limited, a Hong Kong corporation, on the terms and subject to the conditions set forth in the Offer to Purchase, dated April 27, 2009 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, without par value (the “InFocus Common Stock”), and the associated common share purchase rights issued pursuant to the Rights Agreement, dated as of January 7, 2009, between InFocus Corporation, an Oregon corporation (“InFocus”), and Mellon Investor Services LLC, a New Jersey limited liability company (together with the InFocus Common Stock, the “Shares”), of InFocus, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Tendered Shares

Certificate Nos. (if available)
Address(es)	Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer
Zip Code
Area Code and Telephone No.
Account Number

X	Dated: , 2009

X	Dated: , 2009

Signature(s) of Record Holder(s)

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 of the U.S. Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, either the certificates evidencing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in either case, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other documents that the Letter of Transmittal requires, all within three NASDAQ Global Market trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates (or a Book-Entry Confirmation with respect to such Shares) and any other documents that the Letter of Transmittal requires to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X
Name of Firm		Authorized Signature

Address(es)		Name (Please Print)

Zip Code		Title
	Dated:	, 2009
Area Code and Telephone No.

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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